Exhibit 16.1

November 12, 2012

Securities and Exchange Commission
100 F Street, NW
Washington, D.C. 20549

Re:     Dane Exploration, Inc.

We have read the statements included under Item 4.01 of Form 8-K to be filed by Dane Exploration, Inc.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ Madsen & Associates CPA's, Inc.

Madsen & Associates CPA's, Inc.
Murray, UT 84107